Termination Agreement

THIS AGREEMENT is entered into on May 28, 2013 between and among the following parties:

Ms. Haijuan Xu;

And

Le Wang Limited (“Le Wang”);

And

Beijing Lianhe Chuangxiang Advertising Co., Ltd. (“Beijing Lianchuang”);

And

Galaxy Strategy & Communications (Beijing) Management Co., Ltd. (“Galaxy Beijing”);

And

Galaxy Strategy & Communications Inc. (“GSC”);

And

Strategy & Communications (Hong Kong) Group Limited (“SCG”).

WHEREAS:

Parties to this Agreement have entered into a series of agreements on July 8, 2011 as follows (collectively, the “Original Agreements”):

1.	Exclusive Consulting Services Agreement between Galaxy Beijing and Beijing Lianchuang;

2.	Agreement for Exclusive Purchase Right between and among Galaxy Beijing, Ms. Haijuan Xu and Beijing Lianchuang;

3.	Equity Pledge Agreement between and among Galaxy Beijing, Ms. Haijuan Xu and Beijing Lianchuang;

4.	Letter of Authorization by Ms. Haijuan Xu in relation to Beijing Lianchuang and her interest in it;

5.	Agreement to Issue Shares between and among Ms. Haijuan Xu, Le Wang, Beijing Lianchuang, Galaxy Beijing and GSC; and

6.	Deed of Non-competition Undertaking by Ms. Haijuan Xu in favor of Beijing Lianchuang and SCG.

NOW, THEREFORE, the Parties hereto, also being parties to the Original Agreements (the “Parties” and each a “Party”), hereby agree as follows:

1.	Termination of the Original Agreements. Upon termination, all responsibilities and obligations of the Parties under the Original Agreements shall cease to have effect immediately, except for the confidentiality obligations provided for in the Original Agreements;

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2.	Ms. Haijuan Xu will continue to work with and provide assistance as a consultant to GSC. Le Wang must return 115,200 ordinary shares held by it to GSC for cancellation, whilst keeping and continuing to hold the remaining ordinary shares of GSC; and

3.	The Parties confirm that except as provided in this Agreement, neither Party shall have any further liability, claim or other request, responsibility, or obligation to the other.

IN WITNESS WHEREOF this Agreement has been executed in six (6) copies by or on behalf of the Parties hereto on day and year first above written. Each Party holds one of the six originals, each of which will be of equal force and effect.

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Haijuan Xu

Signature

Le Wang Limited

Authorized Signature
Name:
Title:

Beijing Lianhe Chuangxiang Advertising Co., Ltd.

Authorized Signature and seal
Name:
Title:

Galaxy Strategy & Communications (Beijing) Management Co., Ltd.

Authorized Signature and seal
Name:
Title:

Galaxy Strategy & Communications Inc.

Authorized Signature
Name:
Title:

Strategy & Communications (Hong Kong) Group Limited

Authorized Signature
Name:
Title:

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